Exhibit 99.1

Fathom Holdings Reports Second Quarter 2023 Results

– Company Targets Remaining Adjusted EBITDA Positive Moving Forward–

CARY, NC, August 9, 2023 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today reported financial results for the second quarter ended June 30, 2023.

Q2 2023 and Recent Fathom Highlights

•	Achieved total revenue of $100.1 million and GAAP net loss of $4.3 million during the second quarter.
•	Achieved Adjusted EBITDA of $458,000 during the second quarter.
•	Grew real estate agent network 14.3% to approximately 10,930 agent licenses at June 30, 2023, up from approximately 9,560 agent licenses at June 30, 2022, as compared to an industry decline of 1.5% (according to the National Association of REALTORS).
•	Completed approximately 11,010 real estate transactions in the second quarter 2023, a 16.7% decrease relative to the second quarter 2022, as compared to an overall market decline of 18.6% (according to the National Association of REALTORS and the Census Bureau).
•	Expanded presence in several states during the second quarter. Fathom Realty is operating in 37 states and the District of Columbia; Encompass Lending Group in 46 states and the District of Columbia; Dagley Insurance in 47 states and the District of Columbia; and Verus Title in 30 states and the District of Columbia.
•	Appointed highly experienced real estate industry executive Steve Murray to the Company's board of directors.

"We’ve made significant progress this year in advancing our growth strategy while continuing to adapt and thrive in the rapidly evolving residential real estate industry," said Fathom CEO Joshua Harley. “During the second quarter, we achieved our goal of Adjusted EBITDA breakeven. We are proud of the tremendous progress we made in reducing our cash burn from over $5 million in Q4 of 2022 to less than $1 million in Q2 of 2023. We continue to be committed to maintaining positive Adjusted EBITDA going forward and ultimately achieving positive cash flow, although the latter may not be reached in Q3. We anticipate continued cash investments to fuel the growth of our mortgage division, agent recruiting, and potential acquisitions.”

"Our balance sheet remains strong and now that we have achieved breakeven Adjusted EBITDA we can start to show the operating leverage in our businesses going forward,” stated Fathom President and CFO Marco Fregenal. “During the second quarter, we continued to see the benefits from the cost-reduction measures we’ve implemented along with improved performance across all of our divisions, which we believe positions us for profitable growth ahead.”

Second Quarter 2023 Financial Results

Fathom’s real estate agent network grew 14.3% to approximately 10,930 agent licenses at June 30, 2023, up from approximately 9,560 agent licenses at June 30, 2022, compared to an industry decline of approximately 1.5%.

In spite of an overall industry decline of 18.6% in real estate transactions from the 2022 second quarter, Fathom only saw a decrease of 16.7%, completing approximately 11,010 transactions for the 2023 second quarter. Fathom’s resilience is due in part to its sizable agent acquisition completed in Q1 of 2022 and to its continued strategic recruiting efforts. Total revenue decreased 22% for the 2023 second quarter to $100.1 million, from $128.2 million for 2022’s second quarter.

Segment revenue for the 2023 second quarter, compared with the 2022 second quarter was as follows:

	Revenue
	Three months ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Real Estate Brokerage	$94,633	$122,053	$167,803	$206,097
Mortgage	2,019	2,642	3,483	5,506
Technology	792	656	1,549	1,301
Corporate and other services (a)	2,645	2,828	4,795	5,357
Total revenue	$100,089	$128,179	$177,630	$218,261

(a) Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.

GAAP net loss for the 2023 second quarter was $4.3 million, or $0.27 per share, compared with a loss of $5.7 million, or $0.35 per share, for the 2022 second quarter.

General and Administrative expense (G&A) totaled $10.2 million for the 2023 second quarter, or 10.1% of revenue, compared with $12.4 million or 9.6% of revenue for the second quarter of 2022. Fathom began implementing its cost-reduction initiatives in the fourth quarter of 2022 and is committed to remaining Adjusted EBITDA positive moving forward.

Driven by many of the factors discussed above, Adjusted EBITDA, a non-GAAP measure, improved to $458 thousand compared with an Adjusted EBITDA loss of approximately $2.0 million for the 2022 second quarter.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Guidance/Long-Term Targets

Without giving a timeline for reaching this target, the Company reiterated that it believes it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 transactions per year.

For the third quarter of 2023, Fathom expects total revenue in the range of $93 million – $95 million, and Adjusted EBITDA in the range of $200K – $350K.

Conference Call

Fathom management will hold a conference call at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss its financial results for the second quarter ended June 30, 2023.

Call Date: Wednesday, August 9, 2023

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

U.S. dial-in: 833-685-0908

International dial-in: 412-317-5742

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.

A telephone replay of the call will be available through August 16, 2023.

U.S. replay dial-in: 877-344-7529

International replay dial-in: 412-317-0088

Replay ID: 3963952

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements," including, but not limited to, its ability to achieve cash flow breakeven in the third quarter of 2023, its ability to continue attracting agents and generating higher revenue, and its ability to continue to reduce costs, among others. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Gross commission income	$94,633	$122,053	$167,803	$206,097
Other service revenue	5,456	6,126	9,827	12,164
Total revenue	100,089	128,179	177,630	218,261
Operating expenses
Commission and other agent-related costs	88,892	116,309	158,064	195,788
Operations and support	1,904	1,597	3,518	3,772
Technology and development	1,624	1,048	2,914	2,523
General and administrative	10,159	12,358	19,759	23,211
Marketing	927	1,329	1,643	2,492
Depreciation and amortization	820	813	1,515	1,385
Total operating expenses	104,326	133,454	187,413	229,171
Loss from operations	(4,237)	(5,275)	(9,783)	(10,910)
Other expense (income), net
Interest expense (income), net	79	6	63	7
Other nonoperating expense (income), net	4	228	163	564
Other expense (income), net	83	234	226	571
Loss before income taxes	(4,320)	(5,509)	(10,009)	(11,481)
Income tax expense (benefit)	25	160	37	185
Net loss	$(4,345)	$(5,669)	$(10,046)	$(11,666)
Net loss per share:
Basic	$(0.27)	$(0.35)	$(0.63)	$(0.72)
Diluted	$(0.27)	$(0.35)	$(0.63)	$(0.72)
Weighted average common shares outstanding:
Basic	16,023,981	16,039,971	16,017,560	16,180,782
Diluted	16,023,981	16,039,971	16,017,560	16,180,782

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,099	$8,320
Restricted cash	72	60
Accounts receivable	4,326	3,074
Mortgage loans held for sale, at fair value	7,787	3,694
Prepaid and other current assets	3,557	3,668
Total current assets	24,841	18,816
Property and equipment, net	2,707	2,945
Lease right of use assets	4,932	5,508
Intangible assets, net	25,539	27,259
Goodwill	25,607	25,607
Other assets	58	52
Total assets	$83,684	$80,187
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,702	$3,343
Accrued and other current liabilities	3,488	3,403
Warehouse lines of credit	7,492	3,580
Lease liability - current portion	1,625	1,609
Long-term debt - current portion	96	564
Total current liabilities	17,403	12,499
Lease liability, net of current portion	4,569	5,241
Long-term debt, net of current portion	3,427	129
Other long-term liabilities	305	297
Total liabilities	25,704	18,166
Commitments and contingencies (Note 18)
Stockholders’ equity:
Common stock (no par value, shares authorized, 100,000,000; shares issued and outstanding, 18,121,402 and 17,468,562 as of June 30, 2023 and December 31, 2022, respectively)	-	-
Additional paid-in capital	115,631	109,626
Accumulated deficit	(57,651)	(47,605)
Total stockholders’ equity	57,980	62,021
Total liabilities and stockholders’ equity	$83,684	$80,187

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,046)	$(11,666)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,867	2,405
Non-cash lease expense	720	1,098
Non-cash interest on convertible notes	21
Gain on sale of mortgages	(1,882)	(1,935)
Stock-based compensation	6,005	4,348
Deferred income taxes	8	1
Change in operating assets and liabilities:
Accounts receivable	(1,252)	(1,461)
Derivative assets	-	(33)
Prepaid and other current assets	111	(119)
Other assets	(6)	80
Accounts payable	1,359	787
Accrued and other current liabilities	369	(1,092)
Operating lease liabilities	(800)	(1,074)
Mortgage loans held for sale	(85,461)	(131,177)
Proceeds from sale and principal payments on mortgage loans held for sale	83,250	140,206
Net cash (used in) provided by operating activities	(4,737)	368

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10)	(732)
Amounts paid for business and asset acquisitions, net of cash acquired	-	(2,479)
Purchase of intangible assets	(899)	(1,959)
Net cash used in investing activities	(909)	(5,170)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(491)	(566)
Deferred acquisition consideration payments	(284)	-
Net borrowings on warehouse lines of credit	3,912	(6,886)
Repurchase of common stock	-	(6,045)
Proceeds from note payable, net $200 in loan costs	3,300	-
Net cash provided by (used in) financing activities	6,437	(13,497)
Net increase (decrease) in cash, cash equivalents, and restricted cash	791	(18,299)
Cash, cash equivalents, and restricted cash at beginning of period	8,380	37,921
Cash, cash equivalents, and restricted cash at end of period	$9,171	$19,622

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$21	$8
Income taxes paid	-	111
Amounts due to sellers	-	1,100
Capitalized stock-based compensation	-	125
Right of use assets obtained in exchange for new lease liabilities	144	1,804
Issuance of common stock for purchase of business	-	6,168
Reconciliation of cash and restricted cash:
Cash and cash equivalents	$9,099	$19,512
Restricted cash	72	110
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$9,171	$19,622

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FiNANCIAL MEASURES

(UNAUDITED)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(4,345)	$(5,669)	$(10,046)	$(11,666)
Other expense (income), net	83	234	226	571
Income tax expense	25	160	37	185
Depreciation and amortization	1,510	1,343	2,867	2,405
Transaction-related cost	-	7	-	60
Stock based compensation	3,185	1,941	6,005	4,348
Adjusted EBITDA	$458	$(1,984)	$(911)	$(4,097)

Note about Non-GAAP Financial Measures

To supplement Fathom's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors' overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other income and expense, income taxes, depreciation and amortization, share-based compensation expense, and transaction-related cost.

Fathom believes that Adjusted EBITDA provides useful information about the Company's financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom's management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense and transaction-related costs associated with the Company's acquisition activity, provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, minor legal settlement claims, severance costs, and professional fees related to investigating potential financing opportunities, if applicable.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom's core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock and restricted stock unit awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom's business and an important part of its compensation strategy;
•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom's growth strategy and therefore likely to occur; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software, and acquisition related intangible asset costs, however, the assets being depreciated and amortized may have to be replaced in the future.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, for the three months ended September 30, 2023:

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE
(UNAUDITED)
(In thousands)

	Three Months Ended September 30, 2022
	Low	High
Net loss	$(5,260)	$(4,630)
Depreciation and amortization	1,560	1,460
Other expense income, net	200	100
Income tax expense (benefit)	100	20
Stock based compensation	3,600	3,400
Adjusted EBITDA	$200	$350